UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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TECOGEN INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TECOGEN INC.
45 First Avenue
Waltham, MA 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Thursday, June 29, 2017

TO THE STOCKHOLDERS OF TECOGEN INC.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Tecogen Inc., a Delaware corporation, or the Company, will be held at the Company offices located at 45 First Avenue, Waltham, Massachusetts, on Thursday, June 29, 2017, at 1:00 p.m., local time, for the following purposes, as described in our Proxy Statement:

1.	To elect five directors to the Board of Directors of the Company to hold office for one year until the 2018 annual meeting or until their successors are duly elected and qualified.

2.
To approve an amendment to the Tecogen 2006 Stock Incentive Plan, hereafter referred to as the Stock Incentive Plan or the Plan, to extend the termination date of the Plan from January 1, 2016 to January 1, 2026 and to ratify all Company option grants made since January 1, 2016.

3.	To ratify the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm.

4.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders, or the Annual Meeting.  Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 28, 2017 (5:00 p.m., U.S. Eastern Time) as the record date, or the Record Date, for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record during ordinary business hours at the Company's principal executive offices located at 45 First Avenue, Waltham, Massachusetts 02451 for a period of ten days prior to the Annual Meeting.  The list will also be available for the examination of any stockholder present at the Annual Meeting.
If you are a holder of record and plan to attend the Annual Meeting in person, please bring photo identification. If your shares are held in the name of a broker, bank or other nominee, please bring with you photo identification and a letter from the broker or other nominee confirming your ownership as of the record date. If you wish to vote your shares at the Annual Meeting, the broker, bank or other nominee must provide you with a proxy or power of attorney.
Your vote is important.  Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings.  Please vote as soon as possible.  Also, the Company has elected to take advantage of the Securities and Exchange Commission rule that allow the Company to furnish proxy materials to you and other stockholders on the Internet.

By Order of the Board of Directors,
/s/ Robert Panora
Robert Panora
President
Waltham, Massachusetts
May 1, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 29, 2017, THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT https://materials.proxyvote.com/87876P.

TECOGEN INC.
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To be held June 29, 2017
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
WHY DID YOU FURNISH ME WITH THIS PROXY STATEMENT?
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tecogen Inc,, a Delaware corporation, or the Company, for the Annual Meeting of Stockholders, or the Annual Meeting, to be held June 29, 2017 at 1:00 p.m., local time, and at any adjournments or postponements of the Annual Meeting. This Proxy Statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply access your proxy card and vote via the internet.
WHY ARE YOU MAKING THESE MATERIALS AVAILABLE OVER THE INTERNET RATHER THAN MAILING THEM?
Under the "Notice and Access Rule" that the Securities and Exchange Commission, or the SEC, has adopted, we are furnishing proxy materials to our stockholders on the Internet rather than mailing printed copies of those materials to each stockholder. This will help us conserve natural resources and it will save postage, printing and processing costs. If you received the Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, by mail, you will not receive a printed copy of our proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you about how you may (1) access and review the Company's proxy materials on the Internet and (2) access your proxy card to vote on the Internet. We anticipate that we will mail the Notice of Internet Availability to our stockholders on or about May 12, 2017.
The Proxy Materials are available at https://materials.proxyvote.com/87876P. Enter the 12-digit control number located on the Notice of Internet Availability, proxy card or voter instruction form.
HOW CAN I HAVE PRINTED COPIES OF THE PROXY MATERIALS MAILED TO ME?
Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.
WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?
The following proposals will be addressed at the Annual Meeting:

1.	The election of five directors to the Board of Directors of the Company each to hold office for one year or until their successors are duly elected and qualified, each as identified below;

2.	To approve the extension of the term of the Stock Incentive Plan and the ratification of all option grants since January 1, 2016; and

3.	The ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm.

Any other business may come before the Annual Meeting or any adjournment or postponement of the Annual Meeting so long as such business is properly brought.

Our Board of Directors, or our Board, has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote in favor of each of the proposals.
WHO MAY VOTE ON THESE PROPOSALS?
Stockholders who owned shares of the Company’s voting stock at the close of business on April 28, 2017, or the Record Date, are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.
On the Record Date, the Company had 20,043,052 shares of issued and outstanding common stock, par value $0.01 per share or the Common Stock.
HOW MANY VOTES DO I HAVE?

Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record you have the right to direct the voting of your shares via the Internet, returning a proxy card to us or voting in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote via the Internet or complete, date and sign a proxy card to ensure that your vote is counted.
Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name.” Your broker or nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct your broker, bank, or nominee how to vote your shares by using any voting instruction card supplied by them or by following their instructions for voting by telephone, online, or in person. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder.
HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Our Board unanimously recommends that stockholders vote "FOR" all five nominees for director, "FOR" the ratification of the appointment of Wolf & Company, P.C. as independent auditors, and "FOR" the amendment of the Company's employee stock option plan and the ratification of all employee stock option grants.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the Annual Meeting or by proxy. On the Record Date, there were 20,043,052 shares outstanding and entitled to vote. Thus, 10,021,527 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.
WHY WOULD THE ANNUAL MEETING BE ADJOURNED?
The Annual Meeting may be adjourned if a quorum is not present or to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy to approve the proposals. For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.
HOW DO I VOTE BY PROXY?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Stockholders may deliver their proxies either:

(1)	Electronically over the Internet as outlined in the Notice of Internet Availability; or

(2)	By requesting, completing and submitting a properly signed paper proxy card as outlined in the Notice of Internet Availability.
Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person as described elsewhere herein. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

1.	FOR the election of each of our Board’s nominees for director;

2.
FOR the approval of an amendment to the Tecogen 2006 Stock Incentive Plan to extend its termination date from January 1, 2016 to January 1, 2026 and to ratify all Company option grants made since January 1, 2016; and

3.	FOR the ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement was finalized, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.
HOW DO I VOTE IN PERSON?
If you are a stockholder of record (i.e., you own the shares directly in your name) and plan to attend the Annual Meeting, you may attend and vote in person on June 29, 2017, or at a later date if the Annual Meeting is adjourned or postponed to a later date, as long as you present valid proof of identification at the Annual Meeting. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, in addition to identification, you must bring proof of beneficial ownership in order to attend the Annual Meeting, which generally can be obtained from the record holder. In that event, you must also obtain a proxy or a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares at the Annual Meeting.
MAY I REVOKE MY PROXY?
If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.

2.
You may notify the Company in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting, that you are revoking your proxy.

3.	You may vote in person at the Annual Meeting.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Proposal 1:  Election of Directors. The election of directors shall be determined by a plurality of the votes cast by the stockholders. Therefore, a nominee who receives a plurality means he has received the highest number votes “for” his or her election than any other nominee for the same director's seat will be elected.
Proposal 2: The approval of an amendment to the Tecogen 2006 Stock Incentive Plan to extend the termination date of the Plan from January 1, 2016 to January 1, 2026 and to ratify all Company option grants made since January 1, 2016 requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.
Proposal 3:  Ratification of independent registered public accounting firm. The approval of the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.
HOW ARE VOTES COUNTED?
Proposal 1: You may either vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board of Directors. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee and broker non-votes will not be counted toward such nominee's achievement of a plurality.
Proposal 2: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of Wolf & Company, P.C. If you abstain from voting on the proposal to ratify Wolf & Company, P.C., your vote will have no effect on the outcome of the vote on the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, broker non-votes will have no effect on the vote for this proposal.
Proposal 3: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the extension of the Company's employee stock option plan and the ratification of employee stock option grants. If you abstain from voting on the proposal to extend the Company's employee stock option plan and the ratification of employee stock option grants, your vote will have the effect of a vote against the proposal. Brokers, bankers and other nominees do not have discretionary voting power on this routine matter and, accordingly, broker non-votes will have no effect on the vote for this proposal.
ARE THERE ANY DISSENTERS' RIGHTS OF APPRAISAL?
Our Board is not proposing any action for which the laws of the State of Delaware, the Company’s Certificate of Incorporation or the Company's Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.
WHO BEARS THE COST OF SOLICITING PROXIES?
The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.
WHERE ARE THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES?
The Company’s principal executive offices are located at 45 First Avenue, Waltham, Massachusetts, 02451, and the Company's telephone number is (781) 466-6400.
HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or the Annual Report, has been made available on the Internet to all stockholders entitled to vote at the Annual Meeting and who received the Notice of Internet Availability. Additional copies will be furnished without charge to stockholders upon written request. Exhibits to the Annual Report will be provided upon written request and payment of an appropriate fee. All written requests should be directed to the Secretary of the Company c/o Tecogen Inc., 45 First Avenue, Waltham, Massachusetts 02451. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
The following table lists the current members of our Board, and our executive officers. The address for our directors and officers is c/o Tecogen Inc., 45 First Avenue, Waltham, Massachusetts 02451.

Name	Age	Position(s)	(1)	(2)	(3)
Angelina M. Galiteva	50	Chairperson of the Board and Director	x	x
John N. Hatsopoulos	83	Co-Chief Executive Officer and Director
Benjamin M. Locke	49	Co-Chief Executive Officer
Robert A. Panora	62	Chief Operating Officer and President
David A. Garrison	49	Chief Financial Officer, Treasurer and Secretary
Keith Davidson	66	Director	x	x	x
Ahmed F. Ghoniem	65	Director			x
Charles T. Maxwell	85	Director	x		x
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of the Nominating and Governance Committee
Angelina M. Galiteva, age 50, has been Tecogen's Chairperson of the board of directors since 2005. Ms. Galiteva is founder and Chair of the Board for the Renewables 100 Policy Institute, a non-profit entity dedicated to the global advancements of renewable energy solutions since 2008. She is also Chairperson at the World Council for Renewable Energy (WCRE), which focuses on the development of legislative and policy initiatives to facilitate the introduction and growth of renewable energy technologies since 2003. Since 2011, she has served on the Board of Governors of the California Independent System Operator (CA ISO), providing direction and oversight for the CA ISO which operates the California electricity grid. Also, she is a principal at New Energy Options, Inc., a company focusing on advancing the integration of sustainable energy solutions since 2006. She has also been a strategic consultant with Renewable Energy Policy and Strategy Consulting since 2004. Ms. Galiteva holds a Master’s degree in Environmental and Energy Law, a law degree from Pace University School of Law, and a bachelor’s degree from Sofia University in Bulgaria. Ms. Galiteva is currently serving a one year term as Tecogen's Chairperson and as a director. Ms. Galiteva is also a member of Tecogen's Audit Committee and a member of Tecogen's Compensation Committee.

Tecogen's Board has determined that Ms. Galiteva’s prior experience in the energy field qualifies her to be a member of the Board in light of the Company’s business and structure.
John N. Hatsopoulos, age 83, has been a member of the Tecogen's board of directors since its founding in 2000 and is Tecogen's Co-Chief Executive Officer. He has also been the Co-Chief Executive Officer of American DG Energy and the Chairman of EuroSite Power Inc. since 2009. Mr. Hatsopoulos is a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific, and is the retired President and Vice Chairman of the Board of Directors of that company. He is a former Member of the Corporation of Northeastern University. Mr. Hatsopoulos graduated from Athens College in Greece, and holds a bachelor’s degree in history and mathematics from Northeastern University, as well as honorary doctorates in business administration from Boston College and Northeastern University. Mr. Hatsopoulos is currently serving a one year term as a Tecogen director.
Tecogen's Board has determined that Mr. Hatsopoulos’ prior experience as co-founder, president and Chief Financial Officer of Thermo Electron Corporation, where he demonstrated leadership capability and gained extensive expertise involving complex financial matters, and his extensive knowledge of complex financial and operational issues qualify him to be a member of our Board in light of the Company’s business and structure.
Benjamin M. Locke, age 49, has been Tecogen's Co-Chief Executive Officer since 2014. Mr. Locke was the Director of Corporate Strategy for Tecogen and was promoted to General Manager prior to his appointment as Co-Chief Executive Officer of Tecogen. In October of 2014, Mr. Locke began serving as Co-Chief Executive Officer of American DG Energy. He splits his time between the two companies. Previously, Mr. Locke was the Director of Business Development and Government Affairs at Metabolix, a bioplastics technology development and commercialization company. In that role, he was responsible for developing and executing plans for partnerships, joint ventures, acquisitions, and other strategic arrangements for commercializing profitable clean energy technologies. Prior to joining Metabolix in 2001, Mr. Locke was Vice President of Research at Innovative Imaging Systems, or IISI, a high-technology R&D company. At IISI, he drove the development and implementation of growth strategies for the funding of specialty electronic systems for the United States Government. Mr. Locke has a B.S. in Physics from the University of Massachusetts, an M.S. in Electrical Engineering from Tufts University, and an M.B.A. in Corporate Finance from Boston University.
Robert A. Panora, age 62, has been Tecogen's Chief Operating Officer and President since the organization of the Tecogen in 2000. In August of 2015, Mr. Panora began serving as Director of Operations of American DG Energy. He splits his time between the two companies. Before this role, he had been General Manager of the Company’s Product Group while a division of Thermo Electron Corporation since 1990, and Manager of Product Development, Engineering Manager, and Operations Manager since 1984. Over his 31-year tenure with the Company and its predecessors, Mr. Panora has been responsible for sales and marketing, engineering, service, and manufacturing. Mr. Panora contributed to the development of Tecogen’s first product, the CM-60 cogeneration system, and was Program Manager for the cogeneration and chiller projects that followed. Mr. Panora has had considerable influence on many aspects of the business, from building the employee team, to conceptualizing product designs and authoring many of the original business documents, sales tools, and product literature pieces. Mr. Panora has a bachelor’s and master’s degrees in Chemical Engineering from Tufts University.
David A. Garrison, age 49, has been our Chief Financial Officer, Treasurer and Secretary since 2014, and the Chief Financial Officer of Ilios since 2014. Prior to joining the Company, Mr. Garrison was Executive Vice President and Chief Financial Officer of Arrhythmia Research Technology, Inc. (NYSE:HRT) and its subsidiary Micron Products, Inc. since 2002. Leading the finance department of Arrhythmia Research Technology, Inc., Mr. Garrison oversaw all aspects of SEC compliance, internal controls and raising capital through debt in a capital intensive medical device manufacturing business. Prior to Arrhythmia, Mr. Garrison spent nine years as Controller and Chief Financial Officer of H & R 1871, Inc., a privately held manufacturer of consumer products. Mr. Garrison holds a B.S. in Finance from Miami University and a M.B.A. from Boston University.

Keith Davidson, age 66, has been a member of Tecogen's board of directors since 2016. Mr. Davidson is President of DE Solutions Inc., a consulting and engineering firm serving the distributed energy markets. With over 25 years of experience in the energy industry, Mr. Davidson has focused on environmental technology development, feasibility studies, product commercialization, application engineering, economic analysis and market development. Prior to joining DE Solutions, Mr. Davidson was President of Energy Nexus Group and Senior Vice President of Onsite Energy Corp. He served as a Director of the Gas Research Institute for over a decade, was past President of the American Cogeneration Association, served as Chair of the National Association of Energy Service Companies' Distribution Generation Committee, and is the recipient of several industry honors. Mr. Davidson is currently active in the California Clean DG Coalition and the US Combined Heat and Power Association. He holds a Master's degree in Mechanical Engineering from Stanford University and a B.S. from the University of Missouri, Rolla. Mr. Davidson has a long history with Tecogen, actively supporting new business initiatives as well as being instrumental in securing utility and government funding to support product developments, including the Ultera technology. Mr. Davidson is currently serving a one year term as a Tecogen director. Mr. Davidson is also a member of Tecogen's Audit Committee, Tecogen's Compensation Committee and Tecogen's Nominating and Governance Committee.
Tecogen's Board has determined that Mr. Davidson's prior experience in the energy sector and prior associations in the energy industry qualify him to be a member of our Board in light of the Company's business and structure.
Ahmed F. Ghoniem, age 65, has been a member of Tecogen's board of directors since 2008. Dr. Ghoniem is the Ronald C. Crane Professor of Mechanical Engineering at MIT. He is also the Director of the Center for 21st Century Energy, and the head of Energy Science and Engineering at MIT, where he plays a leadership role in many energy-related activities, initiatives and programs. He joined MIT as an assistant professor in 1983. He is an associate fellow of the American Institute of Aeronautics and Astronautics, and Fellow of American Society of Mechanical Engineers. He was recently granted the KAUST Investigator Award. He is a member of the board of directors of EuroSite Power Inc. Dr. Ghoniem holds a Ph.D. in Mechanical Engineering from the University of California, Berkeley, and an M.S. and B.S. in Mechanical Engineering from Cairo University. Dr. Ghoniem is currently serving a one year term as a Tecogen director. Dr. Ghoniem is also a member of Tecogen's Nominating and Governance Committee.
Tecogen's Board has determined that Mr. Ghoniem’s prior experience as a Professor of Mechanical Engineering at MIT and his prior experience in the energy sector qualify him to be a member of the Board of Directors in light of the Company's business and structure.
Charles T. Maxwell, age 85, has been a member of Tecogen's board of directors since 2001. Mr. Maxwell is a widely recognized expert in the energy sector, with over 40 years of experience with major oil companies and investment banking firms. From 1999, until his retirement in 2012, Mr. Maxwell was a Senior Energy Analyst with Weeden & Co. of Greenwich, Connecticut, where he developed strategic data and forecasts on oil, gas, and power markets. Mr. Maxwell is a member of the Board of Directors of American DG Energy. Mr. Maxwell holds a bachelor’s degree in political science from Princeton University and holds a B.A. from Oxford University as a Marshall Scholar in Middle East literature and history. Mr. Maxwell is currently serving a one year term as a Tecogen director. Mr. Maxwell is also a member of Tecogen's Audit Committee and a member of Tecogen's Nominating and Governance Committee.
Tecogen's Board has determined that Mr. Maxwell’s prior experience in the energy sector and his extensive experience as a director of public companies qualifies him to be a member of our Board in light of the Company’s business and structure.
Each executive officer is elected or appointed by, and serves at the discretion of, our Board. The elected officers of the Company will hold office until their successors are duly elected and qualified, or until their earlier resignation or removal.
There are no arrangements or understandings between any of Tecogen's directors or officers and any other individuals regarding why that Tecogen director or officer was selected to serve as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 9, 2017 certain information with respect to the beneficial ownership of Tecogen's shares of common stock by (1) any person (including any “group” as set forth in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than five percent (5%) of any class of Tecogen's voting securities, (2) each director, (3) each of the named executive officers and (4) all of our current directors and executive officers as a group. The percentages in the following table are based on 20,043,052 shares of common stock issued and outstanding as of March 31, 2017.

Name and address of beneficial owner(1)	Number of Shares Beneficially Owned	% of Shares Beneficially Owned
5% Stockholders:
John N. Hatsopoulos(2)	3,265,118	16.30%
Tryfon Natsis and Despina Pantopoulou Natsis(3)	1,616,673	8.07%
George N. Hatsopoulos(4)	1,355,541	6.76%
Wincrest Capital Limited(5)	1,247,165	6.22%
Michaelson Capital Special Finance Fund, LP (6)	1,197,537	5.97%

Directors & Officers:
John N. Hatsopoulos(2)	3,265,118	16.30%
Robert Panora(7)	288,573	1.4%
Charles T. Maxwell(8)	132,269	*%
Benjamin Locke(9)	109,375	*%
Angelina M. Galiteva(10)	75,000	*%
Ahmed Ghoniem(11)	62,723	*%
David Garrison(12)	53,862	*%
Keith Davidson(13)	9,044	*%
All executive officers and directors as a group (8 persons)	3,995,964	19.5%

(1)	The address of the executive officers and directors listed in the table above is: c/o Tecogen Inc., 45 First Avenue, Waltham, Massachusetts, 02451.

(2)
Based solely upon: (a) the Schedule 13G/A filed by Mr. John N. Hatsopoulos on February 14, 2017. The Schedule 13G/A states the beneficial ownership of Mr. Hatsopoulos as the following: (1) 155,351 shares of common stock held directly by Mr. Hatsopoulos; 1,039,480 shares of common stock held by the Nia M. Hatsopoulos Jephson 2011 Irrevocable Trust, for which Mr. Hatsopoulos is the trustee; (3) 1,039,480 shares of common stock held by the Alexander J. Hatsopoulos 2011 Irrevocable Trust, for which Patricia L. Hatsopoulos, Mr. Hatsopoulos' spouse is the trustee; (4) 989,589 shares of common stock held by the John N. Hatsopoulos Family Trust 2007 for the benefit of Patricia L. Hatsopoulos, Alexander J. Hatsopoulos, and Nia Marie Hatsopoulos, for which Dr. George N. Hatsopoulos and Ms. Patricia L. Hatsopoulos are the trustees; and 28,225 shares of common stock held by Patricia L. Hatsopoulos. The address of the holder is 3 Woodcock Lane, Lincoln, MA 01773; and (b) an SEC Form 4 filed on May 18, 2016 12,723 common stock options exercisable within 60 days of March 9, 2017.

(3)
Based solely upon the Schedule 13G filed by Tryfon Natsis and Despina Pantopoulou Natsis on February 1, 2017. The Schedule 13G states the beneficial ownership as the following: 1,616,673 owned jointly by Tryfon Natsis and Despina Pantopoulou Natsis as spouses and joint tenants with the right of survivorship. The address for each holder is 36 Chemin Du Milieu, Collonge-Bellerive, Geneva, Switzerland 1245.

(4)
Based solely upon the Schedule 13G/A filed by Dr. George Hatsopoulos on December 14, 2016. The Schedule 13G/A states the beneficial ownership of Dr. Hatsopoulos as the following: (1) 1,276,604 shares of common stock held directly by Dr. Hatsopoulos; and (2) 78,937 shares of common stock held by Dr. Hatsopoulos and his wife Daphne Hatsopoulos as joint tenants. The address of the holder is 233 Tower Road, Lincoln, MA 01773.

(5)
Based solely upon the Schedule 13D filed by Wincrest Capital Limited on February 13, 2017. The Schedule 13D states the beneficial ownership of Wincrest Capital Limited is as follows: 1,247,165 shares owned directly by Wincrest Capital Limited. The principal business address of the holder is 7 Old Fort Bay Town Centre Nassau, The Bahamas.

(6)	This amount includes: (a) $3,150,000 of convertible debt that is convertible at $3.54 within 60 days of of March 9, 2017; and (b) 307,329 shares of common stock.

(7)	Includes: (a) 150,850 shares of Common Stock, directly held by Mr. Panora, and (b) options to purchase 125,000 shares of Common Stock exercisable within 60 days of March 9, 2017.

(8)	Includes: (a) 107,269 shares of Common Stock, directly held by Mr. Maxwell, and (b) options to purchase 25,000 shares of Common Stock exercisable within 60 days of March 9, 2017.

(9)	Includes 109,375 options to purchase Common Stock exercisable within 60 days of March 9, 2017.

(10)	Includes: (a) 50,000 shares of Common Stock, directly held by Ms. Galiteva and (b) options to purchase 25,000 shares of Common Stock exercisable within 60 days of March 9, 2017.

(11)	Includes: (a) 25,000 shares of Common Stock, directly held by Mr. Ghoniem, and (b) options to purchase 37,723 shares of Common Stock exercisable within 60 days of March 9, 2017.

(12)	Includes: (a) 10,000 shares of Common Stock, directly held by Mr. Garrison, and (b) options to purchase 43,862 shares of Common Stock exercisable within 60 days of March 9, 2017.

(13)	Includes: (a) 9,044 shares of Common Stock, directly held by Mr. Davidson, and options to purchase 12,500 shares of Common Stock exercisable within 60 days of March 9, 2017.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2016, regarding Common Stock that may be issued under the Company’s 2006 Stock Incentive Plan, or the Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Equity compensation plans approved by security holders	852,077	$3.06	—
Equity compensation plans not approved by security holders	457,701	3.78	—
Total	1,309,778	$3.31	—
The Plan, is intended to provide incentives to the officers, directors, employees, and consultants by providing such individuals with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as “Incentive Stock Options,” or “ISO” or “ISOs,” under Section 422(b) of the Internal Revenue Code of 1986, as amended, or the “Code;” such options being an “NSO” or “NSOs”.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than five percent of any publicly traded class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NASDAQ. Officers, directors, and greater-than-five-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms that they file.
Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the executive officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2016, except for the following: (1) one Form 4 was filed late by Charles Maxwell regarding 9 transactions; (2) one Form 3 was filed late by Mr. Keith Davidson regarding 1 transaction; and (3) two Form 4s were filed late by Mr. John Hatsopoulos regarding 3 transactions.
CORPORATE GOVERNANCE
The Board of Directors
The number of directors of the Company is established by the Board in accordance with the Company's Bylaws. The directors are elected to serve for one year terms, with the term of directors expiring each year at the annual meeting of stockholders; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.
The Company's Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board, and also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Members of the Board discussed various business matters informally on numerous occasions throughout the year. There were eight formal board meetings during 2016. All current directors attended at least 75% of the meetings of our Board. Independent directors endeavor to meet on a regular basis as often as necessary to fulfill their responsibilities, including at least twice annually in executive session without the presence of non-independent directors and management. All Members of the Board attended the 2016 Annual Meeting of Stockholders of Tecogen Inc.
Director Independence
The Company's common stock is listed on the NASDAQ stock exchange. The Board considers the status of its members pursuant to the independence requirements set forth in the applicable NASDAQ rules and applicable federal securities laws. Under these requirements, the Board undertakes a review at least annually of director independence. During this review, the Board considers transactions and relationships between each director or any member of his immediate family and the Company and its affiliates, if any. The purpose of this review is to determine whether any such relationships or transactions exist that are inconsistent with a determination that the director is independent. The following current directors, Ms. Galiteva, Dr. Ghoniem and Mr. Davidson are “independent” in each case as defined in the applicable NASDAQ rules. As of December 31, 2016, the members of the Compensation Committee, Audit Committee and Nominating and Governance Committee are also “independent” for purposes of Section 10A-3 of the Exchange Act and NASDAQ listing requirements. The Board bases these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors.
Board Leadership Structure and Role in Risk Oversight
The Company separates the roles of Co-Chief Executive Officers and Chairman in recognition of the differences between the two roles. Our Co-Chief Executive Officers are responsible for setting the strategic direction for the Company and the overall leadership and performance of the Company. Our Chairman provides guidance to the Co-Chief Executive Officers, sets the agenda for Board meetings, presides over meetings of the full Board and leads all executive meetings of the independent directors. We are a small company with a small management team, and we feel the separation of these roles enhances high-level attention to our business. Our Board has no lead independent director.
Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.
Committees of the Board of Directors
Our Board directs the management of our business and affairs and conducts its business through meetings of the Board and the following standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
Audit Committee. The Audit Committee is presently composed of three members of the Board: Mr. Charles T. Maxwell (Chairman), Ms. Angelina M. Galiteva and Keith Davidson. The Audit Committee assists the Board in the oversight of the audit of the Company’s financial statements and the quality and integrity of its accounting, auditing and financial reporting processes. The Audit Committee also has the responsibility of reviewing the qualifications, independence and performance of the Company’s independent registered public accounting firm and is responsible for the appointment, retention, oversight and, where appropriate, termination of the independent registered public accounting firm. During fiscal year 2016, the Audit Committee held four meetings. The Board has determined that each of the members of the Audit Committee meets the criteria for independence under the applicable listing standards of the NASDAQ, and that Mr. Maxwell also qualifies as an “audit committee financial expert,” as defined by the rules adopted by the SEC. The Board has adopted a written charter for the Audit Committee, which is reviewed annually by the Audit Committee. The current Audit Committee Charter is available on the Company’s web site, http://investors.tecogen.com/audit-committee-charter.
Compensation Committee. The Compensation Committee is presently composed of two members of the Board: Ms. Angelina M. Galiteva (Chairwoman) and Keith Davidson. The principal functions of the Compensation Committee are reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Executive Officers. Our Co-Chief Executive Officers have been instrumental in the design and recommendation to the Compensation Committee of compensation plans and awards for our directors and executive officers including our President and Chief Operating Officer, and Chief Financial Officer. All compensation decisions for the Chief Executive Officers and all other executive officers are reviewed and approved by the Compensation Committee, and can be subject to ratification by the Board of Directors. The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In 2015, no compensation consultant was engaged for employee or executive compensation. During fiscal year 2016, the Compensation Committee held no formal meetings. The Board has determined that each of the members of the Compensation Committee meets the criteria for independence under the applicable NASDAQ listing standards. The current Compensation Committee Charter is available on the Company’s web site at http://investors.tecogen.com/compensation-committee-charter.

Nominating and Governance Committee. The Nominating and Governance Committee is presently composed of three members of the Board: Mr. Ahmed F. Ghoniem (Chairman), Mr. Charles T. Maxwell and Dr. Keith Davidson, each of whom is an independent director as independence is defined by the NASDAQ rules and regulations. The Nominating and Governance Committee functions are to identify persons qualified to serve as members of the Board, to recommend to the Board of Directors persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the board to fill any vacancies, and recommend to the Board persons to be appointed to each of its committees. In addition, the

Nominating and Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The committee held no formal meetings in 2016. The charter of the Nominating and Governance Committee is available on the Company’s website at http://investors.tecogen.com/nominating-and-governance-committee-charter.
Nominations and Proposals of Stockholders
The Company’s Nominating and Governance Committee identifies new director candidates through recommendations from members of the Committee, other Board members and executive officers of the Company and will consider candidates who are recommended by security holders, as described below. Although the Board does not have a formal diversity policy, the Committee and the Board will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors focus on skills, expertise or background and may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
A stockholder who, in accordance with Rule 14a-8, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, wants to present a proposal for inclusion in the Company's 2018 Proxy Statement and proxy card relating to the 2018 Annual Meeting of Stockholders must submit the proposal by October 27, 2017. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain regulations established by the SEC.
Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2018 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 1.11 of our Bylaws, in the case of business proposals, or Section 1.10 of our Bylaws, in the case of director nominations. In order to be properly brought before the 2018 Annual Meeting of Stockholders, Sections 1.10 and 1.11 of our Bylaws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2018 Annual Meeting of Stockholders pursuant to our Bylaws must be received at our principal executive office no earlier than March 1, 2018 and no later than March 30, 2018. However, if the date of our 2018 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after June 29, 2017, the anniversary of the 2017 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 1.10 and 1.11 of our Bylaws.
All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.
The Nominating and Corporate Governance Committee will evaluate new director candidates in view of the criteria described above, as well as other factors the Committee deems to be relevant, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. The Committee will evaluate any director candidates recommended by security holders under the same process. In determining whether to recommend to the Board the nomination of a director who is a member of the Board, the Committee will review the Board performance of such director and solicit feedback about the director from other Board members.
Code of Conduct and Ethics
The Company has adopted a code of business conduct and ethics that applies to the Company’s directors, officers and employees. The Company’s code of business conduct and ethics is intended to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of business conduct and ethics to an appropriate person or persons identified in the code of business conduct and ethics; and accountability for adherence to the code of business conduct and ethics. The Company’s code of business conduct and ethics is available on the Company’s website at http://ir.tecogen.com/governance-docs. A printed copy of the Company's code of business conduct and ethics is also available free of charge to any person who requests a copy by writing to our Secretary, Tecogen Inc., 45 First Avenue, Waltham, MA 02451.

REPORT OF THE AUDIT COMMITTEE
The information contained in this Proxy Statement with respect to the Audit Committee Report and charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the “Securities Act”, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.
The Company has an Audit Committee that is made up of a majority of independent Board of Directors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm that is engaged as the Company’s independent registered public accounting firm. The Company’s management is responsible for the Company’s internal controls, disclosure controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In the performance of the Audit Committee’s oversight function, we have reviewed and discussed with management the Company’s audited financial statements of the Company for the fiscal year ended December 31, 2016 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. We have also discussed with the Company’s independent registered public accounting firm the matters requiring discussion pursuant to Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T and such other matters as we have deemed to be appropriate. We have also discussed with the Company’s independent registered public accounting firm matters relating to its independence, and have received the written disclosures and letter from it required by the applicable requirements of the Public Company Accounting Oversight Board.
On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.
By the Members of the Audit Committee,

Mr. Charles T. Maxwell, its Chair
Ms. Angelina M. Galiteva
Mr. Keith Davidson

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth information with respect to the compensation of our executive officers for the Company's last two completed fiscal years:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
John N. Hatsopoulos	2016	1	—	—	—	—	1
Co-Chief Executive Officer	2015	1	—	—	—	—	1
(Principal Executive Officer)

Benjamin M. Locke (2)	2016	210,000	—	—	—	630	210,630
Co-Chief Executive Officer	2015	108,116	—	—	—	—	108,116
(Principal Executive Officer)

Robert A. Panora (3)	2016	200,001	—	—	3,518	2,772	206,291
Chief Operating Officer and President	2015	131,963	—	—	—	—	131,963

David A. Garrison	2016	180,000	—	—	858	558	181,416
Chief Financial Officer, Treasurer and Secretary	2015	186,923	—	—	—	—	186,923
(Principal Financial Officer)
______________________________________________________

(1)
The amounts in the “Stock Option Awards” column reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The assumptions used by us with respect to the valuation of stock and option awards are set forth in "Note 10 – Stockholders’ equity" to our 2016 Annual Report reported on Form 10-K filed with the Securities And Exchange Commission on March 23, 2017. These grants include stock option award granted May 16, 2016 in connection with the merger of Ilios Inc. and the Company, or the Ilios Merger. Upon completion of the Ilios Merger, all Ilios Inc. options were exchanged for fully vested options of the Company according to an exchange ratio. The exchange ratio affected the number of Company options received and their strike price.

(2)
Mr. Locke became the Company's Co-Chief Executive Officer on October 30, 2014. He is also the Co-CEO of American DG Energy Inc., and devotes part of his business time to the affairs of American DG Energy. In 2016, $127,400 of his salary was reimbursed by the American DG Energy according to the requirements of the business in a given week at a fully burdened rate. On average, Mr. Locke spends approximately 50% of his business time on the affairs of the Company, but such amount varies widely depending on the needs of the business.

(3)
Mr. Panora became the Director of Operations of American DG Energy Inc. in August 2015. He devotes part of his business time to the affairs of American DG Energy. In 2016, $127,400 of his salary was reimbursed by the American DG Energy according to the requirements of the business in a given week at a fully burdened rate. On average, Mr. Panora spends approximately 50% of his business time on the affairs of the Company, but such amount varies widely depending on the needs of the business.

Executive Officer Outstanding Equity Awards at Fiscal-Year End
The following table sets forth information with respect to outstanding equity awards held by Tecogen's executive officers as of December 31, 2016.

	Option Awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
John N. Hatsopoulos(1)	12,723	—	3.93	6/3/2021	—	—
Benjamin Locke(2)(3)(4)	28,125	9,375	3.20	6/3/2023	—	—
	31,250	31,250	4.96	12/18/2024	—	—
	50,000	50,000	4.96	12/18/2024	—	—
Robert A. Panora(5)(6)	125,000	—	2.60	2/14/2021	69,175	242,113
	12,723	—	0.79	4/28/2019	—	—
David A. Garrison(7)(8)	25,000	25,000	4.50	4/24/2024	—	—
	6,362	—	3.93	4/24/2024	—	—

(1)
These grants include stock option award granted May 16, 2016 in connection with the Ilios Merger. Upon completion of the Ilios Merger, all Ilios Inc. options were exchanged for fully vested options of the Company according to an exchange ratio. The exchange ratio affected the number of Company options received and their strike price.

(2)
Includes stock option award granted on June 3, 2013, with 25% of the shares vesting on June 3, 2014 and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, subject to Mr. Locke's continued employment and subject to acceleration of vesting upon a change in control.

(3)
Includes stock option award granted on December 18, 2014, with 25% of the shares vesting on December 18, 2015 and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, subject to Mr. Locke's continued employment and subject to acceleration of vesting upon a change in control.

(4)
Includes stock option award granted on December 18, 2014, with the shares vesting if the Company achieves a positive adjusted EBITDA for the year ended 2015, modified in December 2015 with 25% of the shares vesting on December 18, 2015 and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, a subject to Mr. Locke's continued employment and subject to acceleration of vesting upon a change in control.

(5)
Includes stock option award granted on February 15, 2011, with 25% of shares vesting on February 15, 2012 and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, subject to Mr. Panora's continued employment and subject to acceleration of vesting upon a change in control. Includes 138,350 shares of restricted Common Stock at a purchase price of $0.001 per share granted on December 4, 2006, 24% shares vesting starting May 20, 2016, subject to acceleration of vesting upon a change in control prior to a termination event.

(6)
Includes stock option award granted May 16, 2016 in connection with Ilios Inc. merger with the Company. Upon completion of the merger all stockholders of Ilios Inc. were given fully vested options of the Company.

(7)
Includes stock option award granted on April 25, 2014, with 255 of the shares vesting on April 25, 2015 and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, subject to Mr. Garrison's continued employment and subject to acceleration of vesting upon a change in control.

(8)
Includes stock option award granted May 16, 2016 in connection with Ilios Inc. merger with the Company. Upon completion of the merger all stockholders of Ilios Inc. were given fully vested options of the Company.

Director Compensation
Each director who is not also one of our employees will receive a fee of $500 per day for service on those days that our Board and/or a committee on which such director served. Non-employee directors also will be eligible to receive stock or option awards under our equity incentive plan. We reimburse all of our non-employee directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Any director who is also one of our employees receives no additional compensation for serving as a director.

The following table sets forth information with respect to the fiscal year 2016 compensation of our directors who were not executive officers during the year ended December 31, 2016:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Angelina M. Galiteva	4,500	—	—	—	4,500
Keith Davidson	1,500	—	182,820	—	184,320
Ahmed F. Ghoniem	1,500	—	3,518	—	5,018
Charles T. Maxwell	4,000	—	—	—	4,000
Earl R. Lewis	1,500	—	—	—	1,500
Joseph A. Aoun	1,000	—	—	—	1,000
(1) In exchange for their service, it has been the historical practice of the Company to grant a new director 100,000 common stock options when they begin serving as a member of the Company's Board of Directors.

Outstanding Equity Awards of Directors at Fiscal Year-End Table
The following table summarizes the outstanding equity awards held by each Tecogen director who were not executive officers during the year ended December 31, 2016.

	Option Awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Angelina M. Galiteva(1)	25,000	—	2.60	2/14/2021	8,334	29,169
Ahmed F. Ghoniem(2)	25,000	—	2.60	2/14/2021	—	—
Ahmed F. Ghoniem(3)	12,723	—	0.79	4/29/2019	—	—
Charles T. Maxwell(4)	25,000	—	2.60	2/14/2021	—	—
John N. Hatsopoulos(5)	12,723	—	3.93	6/3/2021	—	—
Keith Davidson(6)	12,500	12,500	5.39	12/18/2024	—	—
Keith Davidson(7)	—	100,000	4.27	9/2/2026	—	—

(1)
Includes stock option award granted on February 15, 2011, with 25% of the shares vesting on February 15, 2012, and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, provided that Ms. Galiteva serves as a director or consultant to the Company. Includes 25,000 shares of restricted Common Stock at a purchase price of $.004 per share granted on December 13, 2006, with 100% of the shares vesting on May 20, 2017.

(2)
Includes stock option award granted on December 31, 2013, with 25% of the shares vesting on December 31, 2014, and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, provided that Dr. Aoun serves as a director or consultant to the Company.

(3)
Includes stock option award granted May 16, 2016 in connection with Ilios Inc. merger with the Company. Upon completion of the merger all stockholders of Ilios Inc. were given fully vested options of the Company.

(4)
Includes stock option award granted on February 15, 2011, with 25% of the shares vesting on February 15, 2012, and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, provided that Mr. Maxwell serves as a director or consultant to the Company.

(5)
Includes stock option award granted May 16, 2016 in connection with Ilios Inc. merger with the Company. Upon completion of the merger all stockholders of Ilios Inc. were given fully vested options of the Company.

(6)
Includes stock option award granted on September 8, 2014, with 25% of the shares vesting on September 8, 2015, and then an additional 25% of the shares vesting on each of the subsequent three anniversaries.

(7)
Includes stock option award granted on September 2, 2016, with 25% of the shares vesting on September 2, 2017, and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, provided that Mr. Davidson serves as a director on consultant to the Company.

Interest of Certain Persons in Matters to Be Acted Upon
Director nominee Keith Davidson may have a substantial interest in the approval of a 10 year extension of the Plan, as amended on November 1, 2016 and to ratify all option grants that the Company has granted since January 1, 2016, or Proposal 2, because, as disclosed directly above, Mr. Davidson was granted 100,000 stock options on September 2, 2016.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the current members of the Compensation Committee of our Board has ever been an employee of the Company.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
None of Tecogen's executive officers, other than Mr. David Garrison, has an employment contract or change-in-control arrangement, other than stock and option awards that contain certain change-in-control provisions such as accelerated vesting due to acquisition. In the event an acquisition that is not a private transaction occurs while the optionee maintains a business relationship with the Company and the option has not fully vested, the option will become exercisable for 100% of the then number of shares as to which it has not vested with such vesting to occur immediately prior to the closing of the acquisition.
The stock and option awards that would vest for each named executive officer if a change-in-control were to occur are disclosed under our Outstanding Equity Awards at Fiscal Year-End Table. Our stock and option awards contain certain change-in-control provisions. Descriptions of those provisions are set forth below:
Stock Awards: Change-in-Control Definition
For the purposes of our stock awards, change-in-control shall mean (a) the acquisition in a transaction or series of transactions by an person (such term to include anyone deemed a person under Section 13(d)(3) of the Exchange Act), other than the Company or any of its subsidiaries, or any employee benefit plan or related trust of the Company or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or (b) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.
Option Awards Change-in-Control Definition
For the purposes of our option awards, change-in-control shall mean merger (or reverse merger), consolidation, or other similar event or the sale or lease of all or substantially all of the Company's assets. Upon a change-in-control, while the optionee maintains a business relationship with the Company and the option has not fully vested, the option shall become exercisable for 100% of the then number of shares as to which it has not vested, such vesting to occur immediately prior to the closing of the acquisition.
Employment Termination Contract
On December 2, 2016, Tecogen entered into an agreement with David Garrison, the chief financial officer. The agreement specifies that Mr. Garrison will be resigning from the position of Chief Financial Officer and any other position with the Company and its affiliates within six months from the date of the agreement or when the merger between the Company's subsidiary and American DG Energy is completed, whichever occurs later. If the merger is completed before the six months has expired, Mr. Garrison will be paid his normal salary until the end of the six months. Under the agreement, Mr. Garrison's duties and compensation in his current roles will not change. This agreement may also be terminated with or without cause by either party, pursuant to the terms of the agreement.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.
Set forth below are summaries of transactions since the beginning of the last completed fiscal year in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Pursuant to a Consulting Agreement dated December 8, 2015, as amended, between Ahmed F. Ghoniem, a director, and Tecogen, Mr. Ghoniem was engaged to provide consulting services for Ultra Emissions Technology, Inc. As amended the agreement automatically renews for six month periods unless terminated according to its terms. It was agreed that aggregate fees of $240,000 annually would be paid in monthly installments of $20,000. Tecogen paid the monthly installments to Mr. Ghoniem and then billed and was reimbursed by Ultra Emissions for the full amount of each monthly payment to date.
Senior Convertible Promissory Note
On December 23, 2013, Tecogen entered into a Senior Convertible Promissory Note (the "Note"), with Michaelson Capital Special Finance Fund LP, for the principal amount of $3,000,000 with interest at 4% per annum for a term of three years. The Note is a senior unsecured obligation which pays interest only on a monthly basis in arrears at a rate of 4% per annum, unless earlier converted in accordance with the terms of the agreement prior to such date. Effective April 1, 2016, the Note was amended increasing the principal amount by $150,000 for a total of $3,150,000 and extending the maturity date. The principal amount, if not converted, is now due on the fifth anniversary of the Note, December 28, 2018. The Note is senior in right of payment to any unsecured indebtedness that is expressly subordinated in right of payment to the Note.

Line of Credit
On June 15, 2015, the Company entered into a Non-Revolving Line of Credit Agreement, or the Agreement, with John N. Hatsopoulos, the Company's Co-Chief Executive Officer and a Company Director. Under the terms of the Agreement, Mr. Hatsopoulos has agreed to lend the Company up to an aggregate of $2,000,000, with a withdrawal limit of $250,000 per financial calendar quarter, at the written request of the Company. Any amounts borrowed by the Company pursuant to the Agreement will bear interest at 6% per year. Interest is due and payable quarterly in arrears. The term of the Agreement is from July 1, 2015 to July 1, 2017. Repayment of the principal amount borrowed pursuant to the Agreement will be due on July 1, 2017, or the Maturity Date. Prepayment of any amounts due under the Agreement may be made at any time without penalty. The Agreement terminates on the Maturity Date. The Company has not yet borrowed any amounts pursuant to the Agreement.
Director Independence
The Company’s policy is that a majority of our Board shall be “independent” in accordance with NASDAQ rules including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

(a)
a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

(b)
a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for board or board committee service;

(ii)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company;

(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); or

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

(d)
a director who is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)
a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer's executive officers serve on the compensation committee of such other entity; or

(f)
a director who is, or has an immediate family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).
In assessing the independence of Mr. Ahmed F. Ghoniem, the Board considered Mr. Ghoniem's position as a consultant for Ultra Emissions Technology Limited, a subsidiary of Tecogen ("Ultratek"). Pursuant to the Consulting Agreement dated December 8, 2015, as amended, between Mr. Ghoniem Mr. Ghoniem was engaged to provide consulting services for Ultratek related to the development and manufacturing of automobile emissions control technology. As amended the agreement automatically renews for six month periods unless terminated according to its terms. It was agreed that aggregate fees of $240,000 annually would be paid in monthly installments of $20,000. Tecogen paid the monthly installments to Mr. Ghoniem. The Board determined that, because Mr. Ghoniem does not work directly for the Company and the Company does not control Ultratek, his consulting relationship would not interfere with Mr. Ghoniem's ability to exercise independence from the Company.
In assessing the independence of Mr. Keith Davidson, the Board considered the position of Mr. Davidson's Company, DE Solutions, Inc. ("DEI Solutions"), as a consultant for Ultratek. Pursuant to the Consulting Agreement dated December 1, 2015, as amended, between DEI Solutions and the Company, DEI Solutions was engaged to provide consulting services for Ultratek related to the development and the policy of automobile emissions control technology. As amended the agreement provides for $7,500 a month in exchange for services. The Board determined that, because DEI solutions does not work directly for the Company and the Company does not control Ultratek, this consulting relationship would not interfere with Mr. Davidson's ability to exercise independence from the Company.
In assessing the independence of Mr. Davidson and Mr. John Hatsopoulos, the Board considered certain transactions involving Ilios, Inc., a Delaware corporation ("Ilios"). In 2009, the Company created Ilios, to develop and distribute a line of high-efficiency heating products, starting with a water heater. Beginning on April 11, 2016 through its conclusion on May 3, 2016, the Company entered into numerous private placement share exchange agreements ("Share Exchange Agreements") with shareholders of Ilios ("Exchanging Shareholders"), including Mr. John Hatsopoulos and Mr. Davidson. Pursuant to the Share Exchange Agreements, the Exchanging Shareholders agreed to exchange every 7.86 of their restricted Ilios shares of common stock for 1 share of the Company's restricted common stock. In addition, the Company granted each Exchanging Shareholder registration rights of the Company's common stock they received in exchange for their Ilios shares. Pursuant to the Registration Rights Agreement, the Company filed a registration statement covering the resale of the shares. Upon execution of the exchange agreements for 100% of the shares of Ilios, the Company no longer had a non-controlling interest in its subsidiary. The Board determined that, because Mr. Davidson only owned 10,000 shares of Ilios common stock, this immaterial investment would not interfere with Mr. Davidson's ability to exercise independence from the Company. The Board did not consider the Ilios transaction when determining Mr. John Hatsopoulos's independence because he is already considered not independent due to his role as co-CEO.

CHANGES IN INDEPENDENT REGISTERD ACCOUNTING FIRM
None.
AUDIT FEES SUMMARY
Fees billed by Wolf for services rendered in connection with the fiscal years ended 2016 and 2015 are set forth below. All fees earned by Wolf were pre-approved by the Audit Committee.

	2016	2015
Audit fees	$146,500	$141,500
Audit-related fees	17,000	12,000
Tax fees	—	—
All other fees	—	—
Total	$163,500	$153,500
The following table summarizes fees billed to the Company by McGladrey LLP for professional services rendered for the years ended 2016 and 2015:

	2016	2015
Audit fees	$0	$0
Audit-related fees (1)	—	45,000
Tax fees	—	—
All other fees	—	—
Total	$0	$45,000
(1) Represents fees associated with consents for registration statements.
Audit Fees
Audit fees billed by Wolf for 2016 and 2015 consist of fees for the audit of the Company's financial statements included in the Company's fiscal year end reports for the year ended December 31, 2016 and 2015.
Audit-Related Fees
Audit-related fees for Wolf in 2016 and 2015 consist of fees for consents and registration statements. In 2015, fees from McGladrey were for consents for registration statements.
Tax Fees
There were no tax fees billed by Wolf or McGladrey in 2016 and 2015.

All Other Fees
There were no other fees for 2016 and 2015.
Audit pre-approval policy and procedures
The Audit Committee’s current policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis.
PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS
PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Bylaws provide that the number of directors shall be fixed from time to time by a vote of the majority of the Board of Directors. The Board of Directors currently consists of five members, Ms. Angelina M. Galiteva, Mr. John N. Hatsopoulos, Mr. Charles T. Maxwell, Dr. Ahmed F. Ghoniem, and Mr. Keith Davidson.
The Board has concluded that the nomination and election of Ms. Angelina M. Galiteva, Mr. John N. Hatsopoulos, Mr. Charles T. Maxwell, Mr. Ahmed F. Ghoniem, and Mr. Keith Davidson, as members of the Board, is in the best interests of the Company, and recommends stockholder approval of the election of each nominee to hold office for one year until the next annual meeting of stockholders or until their successors are duly elected and qualified. Biographical information concerning the nominees can be found under “Information About Directors and Executive Officers” above.
Recommendation and Vote
The nominee for director receiving a plurality of the votes cast by the holders of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be elected as director. Each of the nominees have consented to being named in this Proxy Statement and to serve his or her respective term if elected. If a nominee should for any reason become unavailable for election, the Board may nominate a substitute nominee. If you have submitted a proxy and a substitute nominee is selected, proxies may be voted with discretionary authority by the persons appointed as proxies for any substitute nominee designated by the Board. Alternatively, if the Board does not select a substitute nominee, the proxy may vote only for the remaining nominees, leaving a vacancy on the Board that may be filled at a later date by the Board in accordance with the Bylaws of the Company. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.
The Board recommends a vote FOR each of the nominees for election to the Board of Directors of the Company.

PROPOSAL 2
EXTENSION OF THE EMPLOYEE STOCK INCENTIVE PLAN
AND RATIFICATION OF EMPLOYEE STOCK OPTION GRANTS
Introduction
The Company is requesting that the Stockholders approve a 10 year extension of the Plan, as amended on November 1, 2016, or the Amended Plan, and to ratify all option grants that the Company has granted since January 1, 2016. The Stock Incentive Plan expired on January 1, 2016.
General
The number of shares of Common Stock authorized for issuance under the Stock Incentive Plan is 3,838,750. On November 1, 2016, the Board amended the Plan, subject to stockholder approval, to increase the term of the plan for ten years from January 1, 2016, and to ratify any Company stock option grants made since January 1, 2016.
A general description of the basic features of the Amended Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Amended Plan, attached hereto as Exhibit A.
Key Changes Reflected In Amended Plan
On November 1, 2016, the Board amended the Plan, subject to stockholder approval, to increase the term of the Plan for ten years from January 1, 2016, and to ratify any Company common stock option grants made since January 1, 2016. If approved, the Amended Plan would terminate January 1, 2026.
The Company’s philosophy on employee compensation is to provide employees and management with equity participation linked to long-term stock price performance, while at the same time remaining sensitive to the potential impact on our other stockholders. We believe that offering broad-based equity compensation helps to attract and retain employees, motivates participants to achieve long-term Company goals, and further aligns participants’ interests with those of the Company’s other stockholders. Employees with a stake in the future success of our business are motivated to achieve long-term growth and thus maximize stockholder value. A key purpose of this proposal is to provide current plan to ensure the Company’s ability to continue to provide new hires, employees and management with an equity stake in the Company.
Description of the Amended Plan
General
The Amended Plan is the same as the Plan, except as stated above. The Amended Plan is intended to provide incentives:

a.
to the officers and employees of the Company and any parent or subsidiary of the Company, by providing such officers and employees with opportunities to purchase the Company’s common stock pursuant to options granted under the Amended Plan that qualify as ISOs

b.
to directors, officers, employees, consultants, and advisors of the Company and any present or future parent, subsidiary or affiliate of the Company, referred to collectively hereafter as “Related Corporations,” by providing them with opportunities to purchase the Company’s common stock pursuant to options granted that do not qualify as ISOs, or “NSO” or “NSOs;”

c.
to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to receive awards of the Company’s common stock, whether such stock awards are in the form of bonus shares, deferred stock awards, or of performance share awards; and

d.
to directors, officers, employees, consultants, and advisors of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted shares of the Company’s common stock.

Administration
The Amended Plan is administered by the Board. The Board may appoint the members of the Compensation Committee, which consists of two or more of Board members, to administer the Amended Plan and to grant stock options, bonus shares, deferred stock awards, performance share awards, and opportunities to purchase restricted stock, provided the Compensation Committee is delegated those powers in accordance with applicable state law.

Amendment
The Amended Plan shall expire on January 1, 2026 (except as to options outstanding on that date). Options may be granted under the Amended Plan prior to the date of its approval by the Company’s stockholders. The Board may terminate or amend the Amended Plan in any respect at any time, except that: (a) the total number of shares that may be issued under the Amended Plan may not be increased without stockholder approval; (b) the provisions regarding eligibility for grants of ISOs may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified, except for proportional adjustments in the event of a stock split or stock dividend, and for adjustments made in the event of certain acquisition, change of control, recapitalization and reorganization events; and (d) the expiration date of the Amended Plan may not be extended without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing actions.
Stock Options
A stock option is a right to purchase stock at a price specified in the stock option for a certain period of time. A stock option gives its holder, or the “optionee,” the opportunity to participate in the increase in value of the stock to which it relates without having to make an investment to purchase the stock. Until an investment is made, an optionee is not a stockholder with respect to the option shares and therefore cannot exercise voting rights or participate in dividends. If the stock increases in value above the exercise price specified in the stock option, the optionee will benefit, after exercise, to the extent of the difference between the current fair market value of the stock and the exercise price, multiplied by the number of shares that can be acquired under the stock option. The optionee will also obtain the voting and dividend rights of a stockholder after exercise.
ISOs and NSOs are both stock options, but they have different actual income tax consequences upon exercise and upon a subsequent disposition of the shares. In the case of an ISO, no regular income tax applies upon exercise, and appreciation of the shares in excess of the exercise price will qualify for favorable capital gains rates but only if various requirements are satisfied, including a requirement that the shares be held for at least two years after the grant of the ISO and one year after its exercise. These requirements are sometimes referred to as the ISO holding period requirements. Upon the exercise of an NSO, regular income tax applies, and only appreciation after exercise is eligible for capital gains rates. Please see the discussion below entitled “Tax Considerations” for a more detailed discussion of tax issues).
The duration of a stock option will be specified in the applicable stock option agreement, but shall be no more than ten years from the date of grant. In addition, a termination of employment or other service relationship generally will result in an accelerated expiration date, and under certain option agreements, immediate expiration of the option if the optionee commits an act of Misconduct, as defined in the Amended Plan and/or option agreement. Stock options are not necessarily exercisable until they expire. The applicable stock option agreements generally provide that the option will become exercisable or “vested” in installments over time.
An unexpired, vested stock option may be exercised by delivering to the Company or its designee a written notice that identifies the stock option and specifies the number of shares to be acquired, accompanied by payment of the exercise price. The notice may be delivered in person, by fax, by registered mail, return receipt requested (in which case delivery will be deemed made on the date the notice is deposited in the mail) or by such other method as the Compensation Committee may from time to time specify. The exercise price must be paid in a form permitted by the Amended Plan and the applicable stock option agreement. In general, payment may be made by cash or check. We may also permit a so-called “cashless exercise.” A cashless exercise is accomplished when a creditworthy broker delivers to us an irrevocable and unconditional undertaking to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding, or the optionee delivers to us a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding. The optionee’s notice of exercise of a stock option pursuant to a cashless exercise procedure must include such information or undertakings by the broker as the Company shall require. It is possible, but unlikely, that the Compensation Committee will permit the exercise of options by delivery of a promissory note.
When the exercise price has been paid in full, we will, without issue or transfer tax, deliver a certificate (or credit a brokerage account) for the shares as to which the stock option is exercised. If an optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice of exercise, the stock option may be terminated with respect to those shares.
Restricted stock
Restricted stock is stock that is purchased by the recipient that is subject to a risk of forfeiture. A risk of forfeiture means that the Company has an option to repurchase unvested shares at a nominal price upon termination of the employment or service relationship. Unvested shares become vested shares upon the recipient’s tenure with the Company and other circumstances, as provided in the applicable restricted stock purchase agreement.
When optionees and holders of restricted stock can sell shares
In general, there are no restrictions on disposing of shares acquired by exercise of an option issued pursuant to the Plan. If the option was an ISO, adverse tax consequences may result if the shares are disposed of before satisfying the ISO holding period requirements. See the discussion below titled “Federal Income Tax Considerations.” Similarly, a holder of restricted stock may sell those shares that have vested without restriction but may not sell any unvested shares. If the stock sold or transferred was acquired pursuant to the exercise of an ISO and the shares are sold (or transferred) before the later of two years after the ISO was granted or one year after it was exercised, the optionee must, consistent with his or her obligations under the applicable stock option agreement, notify us of the sale.
Transferability of stock options
Options granted under the Amended Plan are generally not transferable other than by will or under the laws of descent and distribution, and during the optionee’s lifetime only the optionee may exercise them. A stock option grant and restricted stock are subject to the terms of the Amended Plan and to the provisions of the applicable stock option or restricted stock agreement. An optionee has no rights as a stockholder with respect to any shares covered by a stock option until the date a stock certificate or other evidence of ownership for the shares is issued, and no adjustment will be made for dividends or other rights that accrue prior to issuance, except as required or permitted pursuant to a change in capital structure. Neither the Plan nor any applicable stock option or restricted stock agreement gives an optionee the right to continue in employment with the Company or to continue to provide services for the Company or any of its Related Corporations.
Federal Income Tax Considerations
The following is a summary of the federal income tax consequences of options and restricted stock awards granted under the Amended Plan. This summary is based on present law, which is subject to change. This summary does not purport to describe the state and local or foreign tax consequences of options and restricted stock awards under the Amended Plan.
Stock Options
An optionee is not subject to tax on the grant of a stock option. Whether an optionee is subject to tax on the exercise of the stock depends on whether the stock option is an ISO or an NSO. When an NSO is exercised, the optionee recognizes compensation income equal to the difference between the fair market value of the Company’s stock at exercise and the exercise price of the NSO, and the Company is required to withhold taxes. Shares of our common stock acquired pursuant to an NSO generally have a tax basis equal to the sum of (i) the exercise price paid and (ii) the amount of compensation income realized on exercise of the option. Gain (or loss) on a subsequent sale is taxed as long-term capital gain (or loss) if the stock is held for more than one year after exercise, and as short-term capital gain (or loss) if the stock is held for a shorter period.
When an ISO is exercised, no income is recognized for regular income tax purposes until the shares are sold (although income is recognized for “alternative minimum tax” purposes), and there is no withholding. A subsequent sale results in long-term capital gain (or loss) if the ISO holding period requirements are satisfied.
If the stock is disposed of within a shorter period of time (a disqualifying disposition), the optionee is taxed as if the optionee had then received compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise (or the sale price of the shares sold in the disqualifying disposition, if less) over the exercise price. A disqualifying disposition will occur, for example, whenever a cashless exercise procedure is used to exercise an ISO, although only with respect to the shares sold to pay the exercise price and any other shares immediately sold. Any excess of the sale price over the fair market value of the shares on the exercise date will be taxed as long-term capital gain if the shares were held more than one year from the date of exercise, and as short-term capital gain if held for one year or less. Section 424(c) of the Internal Revenue Code defines a “disposition” of stock for this purpose as any sale, gift or transfer of legal title (except a transfer by will or inheritance) and most types of exchanges. Although the Company is not required to withhold on this amount, the optionee will owe tax on the compensation income for the year of the cashless exercise or sale. Any compensation income recognized by the optionee will be deductible by the Company.
Restricted Stock

Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any compensation income upon the award of shares of restricted stock but rather at the time any restrictions lapse. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally the participant will recognize taxable ordinary income at the first time the shares become transferable or are no longer subject to a substantial risk of forfeiture in an amount equal to the fair market value of the shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.
As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize ordinary compensation income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of common stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. If a participant makes a Section 83(b) election and is required to resell his common stock to us pursuant to repurchase rights that constitute a substantial risk of forfeiture, the participant will be entitled to a capital loss only to the extent the repurchase price is less than the amount (if any) paid for the stock.
Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that a participant recognizes that ordinary income.
Effects to options upon the occurrence of a major corporate transaction
Generally, if a change of control or an acquisition of the Company should occur, options would be assumed or converted into the right to receive the same consideration as the holders of the Company’s common stock. The Amended Plan permits the acceleration and termination of options. It also permits the “cash out” of vested options at the so-called “spread” between the exercise price and the value of the consideration received upon exercise, followed by termination of the option. The Company will advise optionees further in advance of these procedures, if applicable, should such a change of control or acquisition occur.
Amended Plan Benefits
The Company cannot determine the amounts of awards that will be granted under the Amended Plan or the benefits of any awards to the executive officers named in the Summary Compensation Table, the executive officers as a group, or employees who are not executive officers as a group. Under the terms of the Amended Plan, the number of awards to be granted is within the discretion of the Compensation Committee.
Description of Ratified Option Grants
In Proposal #3, the Company is requesting the stockholders approve the ratification of all stock option grants made by the Company since January 1, 2016. Between January 1, 2016 and the Record Date, there were 210,701 non-qualified options granted by the Company. There were no other options granted and no restricted stock granted during that time. The options granted were made to officers, directors, employees, and consultants of the Company. Below is a chart detailing the portion of these grants that were made to officers and directors of the Company.

	Option Awards Granted to Officers and Directors From January 1, 2016 to Record Date
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
John N. Hatsopoulos(1)	12,723	—	3.93	6/3/2021
Robert A. Panora(1)	12,723	—	0.79	4/28/2019
Ahmed F. Ghoniem(1)	12,723	—	0.79	4/29/2019
Keith Davidson(2)	—	100,000	4.27	9/2/2026

(1) Includes stock option award granted May 16, 2016 in connection with Ilios, Inc. merger with the Company. Upon completion of the merger all option holders of Ilios Inc. had their options in Ilios, Inc. exchanged for options of the Company. The exchange was subject to exchange ratio that affected the number of Company options received in the exchange the exercise price of the Company options received.
(2) Includes stock option award granted on September 2, 2016, with 25% of the shares vesting on September 2, 2017, and then an additional 25% of the shares vesting on each of the subsequent three anniversaries, provided that Mr. Davidson serves as a director or consultant to the Company.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2016, regarding common stock that may be issued under the Company’s equity compensation plans, including the Amended Plan. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders (which date to before the Company became a reporting company under the Exchange Act).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Equity compensation plans approved by security holders	852,077	$3.06	—
Equity compensation plans not approved by security holders	457,701	3.78	—
Total	1,309,778	$3.31	—
Between January 1, 2016, and December 31, 2016, the Company granted nonqualified options to purchase an aggregate of 207,701 shares of common stock for between $0.79 and $4.27 per share to certain employees and a director. The weighted average exercise price of these options was $3.52. Of these options, 82,701 fully vested options were issued in conjunction with the merger of Ilios as replacement options for those previously granted Ilios options in Ilios. The remaining 125,000 options have a vesting schedule of 4 years and expire in 10 years. The fair value of the options issued in 2016 was $236,315. The weighted-average grant date fair value of stock options granted during 2016 was $1.14 per option.
Between January 1, 2017, and the Record Date, the Company granted to an employee nonqualified options to purchase 3,000 shares of common stock for $3.72 a share.
The Company has not granted any other options since January 1, 2016.
Vote Required
The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting is required to approve the amendment to the Tecogen Inc. 2006 Stock Incentive Plan to extend the term of the Plan 10 years and ratify past options grants.
Recommendation of the Board of Directors
The Board unanimously recommends that you vote “FOR” the approval of the amendment to its 2006 Stock Incentive Plan to increase the increase the term of the Plan and ratify Company options grants made since January 1, 2016.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has engaged Wolf & Company, P.C., or “Wolf” to serve as the Company's independent registered public accounting firm in connection with the audit for the fiscal year ended December 31, 2017, and the review of the Company's financial statements for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017. Wolf has served as the Company's registered public accounting firm since September 15, 2014.
Although ratification is not required, the Board is submitting the selection of Wolf to its stockholders for ratification as a matter of good corporate practice. If the selection is not ratified by stockholders, the Audit Committee will consider the results in connection with its selection of auditors for the balance of 2017. Notwithstanding the ratification of the selection, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the Company's best interest and the best interest of its stockholders.
The Audit Committee, prior to engaging Wolf, considered the qualifications of that firm, its reputation for integrity, competence in the fields of accounting and auditing, and its independence.
The Company has been informed that neither Wolf nor any of its partners have any direct financial interest or any material indirect financial interest in the Company nor have had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Wolf is expected to be present at the Annual Meeting, to make a statement if so desired, and to respond to any appropriate questions.
Recommendation and Vote
To be approved the ratification of the appointment of Wolf requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter.
The Board recommends that stockholders vote FOR the ratification of the appointment of Wolf & Company P.C. as the Company's independent registered public accounting firm.

ADDITIONAL INFORMATION
No Incorporation by Reference
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the filing. Based on SEC regulations, the “Audit Committee Report” and the “Compensation Committee Procedures,” specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Stockholder Communication with the Board
A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the Company shall direct the communication in writing to Tecogen Inc., attention Corporate Secretary, 45 First Avenue, Waltham, Massachusetts, 02451. If such communication is intended for some but not all of the members of the Board, the mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication”. The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Householding of Proxy Statements
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual report or Notice of Internet Availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or Notice of Internet Availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders may “household” our proxy materials. In that event, a single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and annual report or Notice of Internet Availability of proxy materials, please notify your broker and the Company's Secretary in writing at 45 First Ave, Waltham, MA 02451 or by telephone at (781) 466-6400. You can also obtain a copy at https://materials.proxyvote.com/87876P. The Company will promptly deliver, without charge, an additional copy of any such Proxy Statement and annual report or Notice of Internet Availability upon request. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.
Other Proposed Action
The Board does not intend to bring any other matters before the Annual Meeting, nor does the Board know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board.

By Order of the Board of Directors
TECOGEN, INC.
/s/ David A. Garrison
David A. Garrison
Secretary of the Corporation

TECOGEN INC.
2006 STOCK INCENTIVE PLAN
(As Amended and Restated on November 1, 2016)

1.
Purpose of the Plan. This 2006 Stock Incentive Plan (the "Plan"), as amended to date, is intended to provide incentives (a) to the officers and employees of Tecogen Inc., a Delaware corporation (the "Company"), and any parent or subsidiary of the Company, by providing such officers and employees with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees, consultants and advisors of the Company and any present or future parent, subsidiary or affiliate of the Company (hereinafter collectively “Related Corporations”) by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to receive awards of stock in the Company whether such stock awards are in the form of bonus shares, deferred stock awards, or of performance share awards ("Awards"); and (d) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company ("Restricted Stock Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options".  Options, Awards and authorizations to make Restricted Stock Purchases are referred to hereafter individually as a “Stock Right” and collectively as "Stock Rights".  As used herein, the terms "parent" and "subsidiary" mean “parent corporation” and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

2.	Administration of the Plan

a.
Board or Committee Administration. This Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board may appoint a Compensation Committee or Human Resources Committee (as the case may be, the “Committee”) of two (2) or more of its members to administer this Plan and to grant Stock Rights hereunder, provided such Committee is delegated such powers in accordance with applicable state law. (All references in this Plan to the “Committee” shall mean the Board if no such Compensation Committee or Stock Incentive Plan Committee has been so appointed).  If the Company or any Related Corporation registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Plan shall be administered in accordance with the applicable rules set forth in Rule 16b-3 or any successor provisions of the Exchange Act (“Rule 16b-3”). From and after the date the Company becomes subject to Section 162(m) of the Code with respect to compensation earned under this Plan, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

b.
Authority of Board or Committee.  Subject to the terms of this Plan, the Committee shall have the authority to: (i) determine the employees of the Company and any Related Corporation (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Restricted Stock Purchases) to whom Non-Qualified Options, Awards and authorizations to make Restricted Stock Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Restricted Stock Purchases made; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Restricted Stock Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 8) the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as transfer restrictions, repurchase options and “drag along” rights and rights of first refusal are to be imposed on shares subject to Options, Awards and Restricted Stock Purchases and the nature of such restrictions, if any; (vii) impose such other terms and conditions with respect to capital stock issued pursuant to Stock Rights not inconsistent with the terms of this Plan as it deems necessary or desirable; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

If the Committee determines to issue a Non-Qualified Option, the Committee shall take whatever actions it deems necessary, under the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.  The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board.  The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

c.
Delegation of Authority to Grant Awards to Officer.  Without limiting the foregoing, the Board, in its discretion, may also delegate to a single officer of the Company who is a member of the Board (to the extent consistent with state law) all or part of the Board’s or Committee’s authority and duties with respect to the granting of Stock Rights to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code, subject to such limitations as the Board or the Committee deems appropriate, including without limitation as to the amount of Stock Rights that may be granted during the period of delegation, and guidelines as to the determination of the exercise price of any Option, the purchase price of other Stock Rights and the setting of vesting schedules or criteria. Such officer (the “Delegated Officer”) shall act as a one member committee of the Board, and shall in any event be subject to the same limitations as are applicable to the Committee. References to the Committee in this Plan shall also include the Delegated Officer, but only to the extent consistent with the authorities and duties delegated to the Delegated Officer by the Board.  The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Delegated Officer that were consistent with the terms of this Plan.

d.
Committee Actions. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, acting at a meeting (whether held in person or by teleconference), or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan, subject to compliance with paragraph 2(a).

e.
Grant of Stock Rights to Board Members.  Stock Rights may be granted to members of the Board, subject to compliance with Rule 16b-3 when required by paragraph 2(a).  All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons.

3.
Eligible Employees and Others. ISOs may be granted to any employee of the Company or any parent or subsidiary of the Company.  Those officers and directors of the Company who are not employees of the Company or any parent or subsidiary of the Company may not be granted ISOs under this Plan.  Non-Qualified Options, Awards and authorizations to make Restricted Stock Purchases may be granted to any employee, officer or director (whether or not also an employee) of or consultant or advisor to the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights.

4.
Stock. The stock subject to Stock Rights shall be the authorized but unissued shares of Common Stock of the Company (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner.  The aggregate number of shares of Common Stock which may be issued pursuant to this Plan is 3,838,750 subject to adjustment as provided in paragraph 13 or amendment as provided in Section 15. Any such shares may be issued pursuant to the exercise of Stock Rights, so long as the aggregate number of shares so issued does not exceed the number of such shares authorized under this paragraph 4.

5.
Granting of Stock Rights. Stock Rights may be granted under this Plan at any time on or after January 1, 2006 and prior to January 1, 2026.  The date of grant of a Stock Right under this Plan will be the date specified by the Committee at the time it grants the Stock Right or such date that is specified in the instrument or agreement evidencing such Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant and that with respect to an ISO grant such date shall not be earlier than the date of commencement of employment of the employee granted the ISO.  The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under this Plan to a Non-Qualified Option pursuant to paragraph 17.

6.	Minimum Option Price; ISO Limitations

a.
Price for ISOs.  The exercise price per share specified in the agreement relating to each ISO granted under this Plan shall not be less than the fair market value per share of Common Stock on the date of such grant.  In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

b.
$100,000 Annual Limitation on ISOs.  Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all other incentive stock option plans of the Company and any parent or subsidiary of the Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year.  Any Options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

c.
Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange and is not reported on the NASDAQ National Market List.  However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors in good faith it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length, if any.

7.
Option Duration. Subject to earlier termination as provided in paragraphs 9, 10, and 13(b), each Option shall expire on the date specified by, or shall have such duration as may be specified by, the Committee and set forth in the original stock option agreement granting such Option, but not more than ten years from the date of grant.  Notwithstanding the foregoing, in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such ISOs shall expire not more than five years from the date of grant.  Non-Qualified Options shall expire on the date specified in the agreement granting such Non-Qualified Options, subject to extension as determined by the Committee. ISOs, or any part thereof, that have been converted into Non-Qualified Options may be extended as provided in paragraph 17.

8.	Exercise of Options. Subject to the provisions of paragraphs 9 through 13, each Option granted under the Plan shall be exercisable as follows:

a.
Vesting.  As set forth in paragraph 2(b), and subject to paragraphs 9 and 10 with respect to ISOs, the Committee shall determine the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period. The Committee may also specify such other conditions precedent as it deems appropriate to the exercise of an Option.

b.	Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

c.
Partial Exercise.  Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that the Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise.

d.
Acceleration of Vesting.  The Committee shall have the right to accelerate the date of exercise of any installment of any Option, despite the fact that such acceleration may (i) cause the application of Sections 280G and 4999 of the Code if a Change in Control Event, as defined below in paragraph 13(b), occurs, or (ii) disqualify all or part of the Option as an ISO.

9.
Termination of Employment. Subject to the provisions of paragraph 13(b), if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable following the date of such cessation of employment, and his or her ISOs shall terminate after the passage of ninety (90) days from the date of termination of his or her employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17.  Nothing in this Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

Notwithstanding anything contained in this paragraph 9 to the contrary, the Board or Committee may establish rules in particular stock option agreements with respect to Misconduct, as defined below, committed by a grantee of a Stock Right.
10.Death; Disability

a.
Death.  If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and all Related Corporations, any ISO of his or hers may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of such optionee's death.

b.
Disability.  If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, he or she shall have the right to exercise any ISO held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of the termination of the optionee's employment.  For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

11.
Assignability. Except for Non-Qualified Options which may be transferred for estate planning purposes to the extent provided in the instrument or agreement granting such Non-Qualified Options, no Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by the optionee. No Stock Right, and no right to exercise any portion thereof, shall be subject to execution, attachment, or similar process, assignment, or any other alienation or hypothecation. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of any Stock Right, or of any right or privilege conferred thereby, contrary to the provisions thereof or hereof or upon the levy of any attachment or similar process upon any Stock Right, right or privilege, such Stock Right and such rights and privileges shall immediately become null and void.  The foregoing shall not be construed to restrict the ability to assign or transfer shares of Common Stock issued upon the exercise or award of a Stock Right to the extent that the instrument or agreement granting such Stock Right permits such assignment or transfer.

12.
Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve.  Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof to the extent applicable and may contain such other provisions as the Committee deems advisable which are not inconsistent with this Plan. Without limiting the foregoing, such provisions may include transfer restrictions, rights of refusal, vesting provisions, repurchase rights, lock-up provisions and drag-along rights with respect to shares of Common Stock issuable upon exercise of Stock Rights, and such other restrictions applicable to shares of Common Stock as the Committee may deem appropriate.  In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination, cancellation or other provisions as the Committee may determine.  The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments.  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.
Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to the optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

a.
Stock Dividends and Stock Splits. If the shares of Common Stock subject to Options granted under this Plan shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

b.
Acquisitions and Change in Control Events. If the Company is to be subject to or engage in (x) a merger (or reverse merger), consolidation, or other similar event affecting the Company in which outstanding shares of Common Stock are exchanged for cash, securities, and/or other property of another entity, or (y) the sale or lease of all or substantially all of the Company’s assets to another person or entity (any such event in such clauses (x) and (y) an “Acquisition”), the Committee or the Board shall (i) provide that the entity that survives the Acquisition or purchases or leases the Company’s assets in the Acquisition or any affiliate of such entity (the “Surviving Entity”) shall assume the Options granted pursuant to this Plan or substitute options to purchase securities of the Surviving Entity (or an affiliate thereof) on an equitable basis, (ii) upon written notice to the optionees, provide that all Options will become exercisable in full subject to the consummation of the Acquisition as of a specified time prior to the Acquisition and will terminate immediately prior to the consummation of such Acquisition or within a specified period of time after the Acquisition, and will not be exercisable after such termination, or (iii) in the event of an Acquisition under the terms of which holders of Common Stock will receive upon consummation thereof an amount of cash, securities and/or other property for each share of Common Stock surrendered pursuant to such Acquisition (the amount of cash plus the fair market value reasonably determined by the Committee of any securities and/or other property received by holders of Common Stock in exchange for each share of Common Stock shall be the “Acquisition Price”), provide that all outstanding Options shall terminate upon consummation of such Acquisition and that each optionee shall receive, in exchange for all vested shares of Common Stock under such Option on the date of the Acquisition, a payment in cash or in kind having a fair market value reasonably determined by the Committee or the board of directors of the Surviving Entity equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of such vested shares of Common Stock exceeds (B) the aggregate exercise price of such shares.  If the Committee chooses under clause (iii) in the preceding sentence that all outstanding Options shall terminate upon consummation of an Acquisition and that each optionee shall receive a payment for the optionee’s vested shares, with respect to any optionee whose stock option agreement specifies that no shares are vested until the first anniversary of the commencement of the optionee’s employment, if the consummation of the Acquisition occurs prior to such first anniversary, then the number of vested shares under such Option shall be deemed to be equal to the product of (x) the number of shares of stock subject to the Option that otherwise would vest on the first anniversary and (y) the quotient obtained by dividing the number of days the optionee was employed by the Company, by 365.  For purposes hereof, an Option shall be considered to be assumed or substituted “on an equitable basis” (without limiting other ways in which an Option may be assumed or substituted on an equitable basis hereunder) if, following consummation of the Acquisition, the assumed or substituted option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition, the consideration received as a result of the Acquisition by the holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition (and if holders of Common Stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely Common Stock of the Surviving Entity (or an affiliate thereof), the Company may, with the consent of the Surviving Entity, provide for the consideration to be received upon the exercise of each share of Common Stock subject to the Option to consist solely of Common Stock of the Surviving Entity (or an affiliate thereof) having a fair market value as reasonably determined by the Committee or the board of directors of the Surviving Entity equal to the Acquisition Price.

If a Change in Control Event, as defined below, occurs that either (a) does not also constitute an Acquisition or (b) does constitute an Acquisition and clause (i) of the preceding paragraph is elected, and the optionee’s employment with the Company, the Related Corporation or the Surviving Entity is terminated on or prior to the six month anniversary of the date of the consummation of such Change in Control Event either by the optionee for Good Reason, as defined below, or by the Company, the Related Corporation or the Surviving Entity for reason(s) other than Misconduct, as defined below, then all of the Options, or the equivalent to such Options in the form of assumed or substituted options granted in the Surviving Entity, that but for such termination and such Change in Control Event would vest on or prior to the next following annual anniversary of the Grant Date thereafter shall become immediately exercisable in full and any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse, provided, however, that in particular stock option agreements issued pursuant to this Plan, the Board may provide that the Options or assumed or substituted options covered by such agreement shall become immediately exercisable upon the consummation of such Change in Control Event without regard to termination of employment, and that any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse.
A “Change in Control Event” shall occur upon the occurrence of (i) an Acquisition after which holders of the Common Stock before the Acquisition do not beneficially own, directly or indirectly, at least 50% of the combined voting power of the then-outstanding securities of the Surviving Entity entitled to vote generally in the election of directors immediately after the consummation of the Acquisition, (ii) a single transaction or a series of transactions pursuant to which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Securities Exchange Act of 1934), excluding any employee benefit plan sponsored by the Company and any affiliates of the Company prior to such transaction or transactions, acquires the beneficial ownership, directly or indirectly, of at least 50% of the combined voting power of the then-outstanding securities of the Company or the Surviving Entity, as the case may be, entitled to vote generally in the election of directors immediately after the consummation of the transaction or transactions, except that any acquisitions of securities directly from the Company shall be disregarded for purposes of this clause (ii), or (iii) the liquidation or dissolution of the Company.
If, in connection with a Change in Control Event, a tax under Section 4999 of the Code would be imposed on the grantee of any Stock Right (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), and the grantee, on an after-tax basis (taking into account such tax) would receive greater net compensation by not having any or all of such Stock Rights accelerate, then at the discretion of the Committee, the number of Stock Rights of any such grantee which shall become immediately exercisable, realizable or vested as provided in this Section 13 (or such provision of any other agreement or instrument governing such Stock Right that provides for such an acceleration in connection with a Change in Control Event) may be reduced (or delayed), to the extent necessary to maximize such net compensation.  For purposes of determining “net compensation” under this paragraph, the amount of compensation considered to be realized by the grantee of any Stock Right as a result of the acceleration of the vesting of such Stock Right shall be determined in accordance with the principles set forth in the proposed Treasury Regulations under Section 280G of the Code (or any final or temporary Treasury Regulations replacing such proposed Treasury Regulations) for determining the amount of any “parachute payment” resulting from the acceleration of vesting of restricted stock, a stock option or any other unvested stock right.

c.
Recapitalization or Reorganization. If a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) occurs, pursuant to which securities of the Company or another entity are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised his or her Option prior to such recapitalization or reorganization and had been the owner of the Common Stock receivable upon such exercise at such time.

d.
Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to the foregoing subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code or any successor thereto) or would cause any adverse tax consequences for the holders of such ISOs.  If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

e.
Issuances of Securities and Non-Stock Dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, of the Company shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options.  No adjustments shall be made for dividends paid in cash or in property other than securities of the Company (and, in the case of securities of the Company, such adjustments shall be made pursuant to the foregoing subparagraph (a)).

f.	Fractional Shares. No fractional shares shall be issued under this Plan, and the optionee shall receive from the Company cash in lieu of such fractional shares.

g.
Adjustments. Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs.  The Committee or the board of directors of the Surviving Entity (the “Successor Board”), as applicable, shall determine the specific adjustments to be made under this paragraph 13 and its determination shall be conclusive.

If any person or entity owning Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such Common Stock, except as otherwise provided in subparagraph (b), such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

14.
Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address.  Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by his or her Option until the date of issuance of a stock certificate to the optionee for the shares subject to the Option.  Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15.
Term and Amendment of Plan. This Plan was originally adopted by the stockholders of the Company and the Board on December 22, 2005. This Plan shall expire on January 1, 2026 (except as to Options outstanding on that date).  Subject to the provisions of paragraph 5 above, Options may be granted under this Plan prior to the date of stockholder approval of this Plan. The Board may terminate or amend this Plan in any respect at any time, except that (a) the total number of shares that may be issued under this Plan may not be increased without stockholder approval (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of this Plan may not be extended without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing actions.

16.
Section 162(m). Notwithstanding anything in this Plan to the contrary, no Stock Right shall become exercisable, vested or realizable if such Stock Right is granted to an employee that is a “covered employee” as defined in Section 162(m) of the Code and the Committee has determined that such Stock Right should be structured so that it is not “applicable employee remuneration” under such Section 162(m) unless and until the terms of this Plan, including any amendment hereto, have been approved by the Company’s stockholders in the manner and to the extent required under such Section 162(m).

17.
Amendment of Stock Rights. The Board or Committee may amend, modify or terminate any outstanding Stock Rights including, but not limited to, substituting therefor another Stock Right of the same or a different type, changing the date of exercise or realization, and converting an ISO to a Non-Qualified Option, provided, that, except as otherwise provided in paragraphs 9 or 10, the grantee's consent to such action shall be required unless the Board or Committee determines that the action, taking into account any related action, would not materially and adversely affect the grantee.

18.	Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Stock Rights issued or granted under this Plan shall be used for general corporate purposes.

19.
Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.
Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the making of a Restricted Purchase of Common Stock for less than its fair market value, the granting of an Award, the making of a Disqualifying Disposition (as defined in paragraph 21) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the making of a Restricted Stock Purchase of Common Stock for less than its fair market value, or (iii) the granting of an award, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

21.
Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO.  A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of

a.	two years after the date the employee was granted the ISO, or

b.
one year after the date the employee acquired Common Stock by exercising the ISO.  If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.	Governing Law; Construction. The validity and construction of this Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware.
TECOGEN INC.
Annual Meeting of Stockholders
June 29, 2017 at 1:00 p.m.
This proxy card is valid only when signed and dated
The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1, FOR Proposals 2 and 3. To vote in accordance with the Board of Directors recommendations, just sign below no boxes need to be checked.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

1.	To elect five (5) directors of the Board of Directors of the Company to hold office for one (1) year until the 2018 annual meeting or until their successors are duly elected and qualified:

Nominees:
Angelina M. Galiteva        ☐
John N. Hatsopoulos        ☐
Charles T. Maxwell        ☐
Ahmed F. Ghoniem        ☐
Keith Davidson        ☐

Nominees:
FOR ALL NOMINEES                ☐
WITHHOLD AUTHORITY FOR ALL NOMINEES    ☐
FOR ALL EXCEPT (see instructions below)        ☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold.

2.
To approve an amendment to the Tecogen 2006 Stock Incentive Plan as amended (the "Plan"), to extend the termination date of the Plan from January 1, 2016 to January 1, 2026 and to ratify all Company option grants made since January 1, 2016.

FOR            ☐
AGAINST             ☐
ABSTAIN             ☐

3.	To ratify the selection by the Audit Committee of our Board of Directors of the firm of Wolf and Co., as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

FOR            ☐
AGAINST             ☐
ABSTAIN             ☐

Please indicate if you plan to attend this meeting      YES ☐ NO ☐

Name __________________ Signature ________________________ Date: ___________________, 2017

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

TECOGEN INC.
Annual Meeting of Stockholders
June 29, 2017 at 1:00 p.m.
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints John N. Hatsopoulos, Benjamin M. Locke and Robert Panora, or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to vote all of the common stock of Tecogen, Inc which the undersigned has the full power to vote at the Annual Meeting of stockholders of Tecogen, Inc to be held at the corporate headquarters of Tecogen, Inc at 45 First Avenue, Waltham, Massachusetts 02451, on Thursday, June 29, 2017 at 1:00 p.m., and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth on the reverse side, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this proxy.

Unless otherwise specified by the undersigned, this proxy will be voted FOR ALL NOMINEES on Proposal 1, FOR Proposals 2, and 3 and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponement or adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)